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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource Variable Portfolio - Select Series, Inc.:
     RiverSource Variable Portfolio - Core Equity Fund

We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                                                  /s/  KPMG LLP


Minneapolis, Minnesota
April 23, 2007